SERVICE AGREEMENT

Amendment No. 2

THIS SERVICE AGREEMENT is made effective the 15th day of November, 2005.

BETWEEN:
Tora Technologies Inc.
205-1990 Kent Ave. SE
Vancouver, BC
Canada, V5P 4X5

(hereinafter called “TORA”)

AND:
LA Embroidery Inc.
818 Renfrew St.
Vancouver, BC
Canada, V4K 4B6

(hereinafter called “LA”)

WHEREAS:

1.	TORA is in the business of Internet marketing of custom embroidery, contract embroidery, monogramming, digitizing and other services.

2.	LA wishes to increase its market exposure by offering its products and services via the Internet.

3.	TORA considers it to be in the best interest to enter into a service agreement with LA for fulfillment services to enable TORA to market custom embroidery services on the Internet.

4.	TORA and LA previously entered into a Service Agreement on October 20, 2003, and an amended agreement on November 15, 2004 which this Service Agreement amends and supersedes.

1	NOW THEREFORE THIS AGREEMENT WITNESS THAT the parties mutually agree as follows:ENGAGEMENT

Page - 1

Subject to the terms and conditions hereof, TORA hereby enters into a service agreement with LA for fulfillment services.

Both parties obligations under this agreement shall commence on the day (the “Effective Date”) following the day both parties execute this Agreement.

2	TERMS OF AGREEMENT

2.1	LA has received USD $5,000 (Five Thousand US Dollars) from TORA and 250,000 (Two Hundred and Fifty Thousand) shares of TORA's common stock.

2.2	TORA will receive the non-exclusive right to market LA's custom embroidery services via the Internet.

2.3	TORA commits to ordering on a cumulative basis a minimum of LA's products and services under the following terms:

By December 31, 2005 an amount of USD $12,000
By December 31, 2006 an amount of USD $25,000
By December 31, 2007 an amount of USD $50,000

2.4	LA commits to providing full fulfillment services to TORA such that TORA may operate as an Internet only provider.

2.5
LA commits to providing TORA with wholesale pricing from the LA's vendors and internal employees plus 15%. TORA has the right to request price audits from time to time to confirm LA's wholesale pricing.

2.6	When TORA has fulfilled its commitments in 2.3 above LA will provide TORA with wholesale pricing until the termination of this agreement.

3	RELATIONSHIP OF THE PARTIES

3.1	This Agreement and the rights or benefits arising thereunder are assignable by either party.

Page - 2

4	NOTICES

4.1
Any notice, direction or other instrument required or permitted to be given under the provisions of the Agreement will be in writing and may be given by delivery of the same or by mailing the same by prepaid, registered or certified mail, in each case addressed as follows:

If to TORA at: 205-1990 Kent Ave. SE Vancouver, BC Canada, V5P 4X5	If to LA at: 818 Renfrew St. Vancouver, BC Canada, V4K 4B6

4.2
Any notice, direction or other instrument aforesaid, if delivered, will be deemed to have been given and received on the day it was delivered, and if mailed, will be deemed to have been given and received on the fifth business day following the day of mailing except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by fax or other similar form of electronic communication, be deemed to have given or received on the day it was so sent.

4.3
Any party at any time given to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein will be deemed to be the address of such party for the purposes of giving notice hereunder.

5	FURTHER ASSURANCES

5.1
Each party will at any time from time to time, upon request of the other, execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to evidence, carry our and give full effect to the terms, conditions, intent and meaning of this Agreement.

5.2
This Agreement constitutes the entire Agreement between the parties and supersedes any prior or contemporaneous agreements, oral or written. This Agreement is amendable by either party in writing upon signed acceptance by both parties.

5.3	TORA and LA agree to binding arbitration via an Arbitration Council selected by TORA if required for settlement of any disputes arising herein.

6	EXPIRATION

6.1	This Agreement expires on December 31, 2008 unless terminated earlier subject to termination clause 7.1 below.

Page - 3

7	TERMINATION

1.1
Either party may terminate this Agreement with 30 days notice if the terms of this Agreement defined hereabove are breeched. A termination notice must be provided in writing under the terms of the the notice provision defined hereabove.

2	ENUREMENT

2.1	This Agreement shall enure to the benefit of and be binding on the parties to this Agreement and their respective successors and permitted assigns.

3	GOVERNING LAW

3.1	This Agreement shall be governed by and construed in accordance of the laws of the province of British Columbia, Canada, and the parties hereby irrevocably attorn to the courts of such province.

IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized signatories as the day and year first above written.

Tora Technologies, Inc. Per: /s/ Ralph Biggar Ralph Biggar	LA Embroidery Inc. Per: /s/ Antonio Pires Antonio Pires

Page - 4